Exhibit 10.5
Amendment No. 2
To the Sensient Technologies Corporation
Amended and Restated Change Of Control
Employment and Severance Agreements
          WHEREAS, Sensient Technologies Corporation (the “Company”) has entered into an Amended and Restated Change Of Control Employment and Severance Agreements (collectively the “Agreements”) with certain executives of the Company (the “Executives”); and
          WHEREAS, “annual bonus” is defined under the Agreements as a bonus in cash at least equal to the highest bonus award, if any, paid to the Executives under the Company’s Management Incentive Plan for Division Presidents or the Company’s Incentive Compensation Plan for Elected Corporate Officers on any one of the last five annual bonus payment dates immediately preceding the Company’s change of control; and
          WHEREAS, the Company desires to revise the Agreements to define “annual bonus,” effective as of December 1, 2005, as the greater of the highest bonus award paid to the Executives under the Company’s Management Incentive Plan for Division Presidents or the Company’s Incentive Compensation Plan for Elected Corporate Officers on any one of the last five annual bonus payment dates immediately preceding the Company’s change of control, or on any one annual bonus payment date coinciding with or following the date on which the Executives attain age 50 and preceding the Company’s change of control;
          NOW THEREFORE, the first sentence of Section 4(b)(ii) is amended in its entirety, effective as of December 1, 2005, to read as follows:
In addition to Annual Base Salary, the Executive shall be awarded, for each fiscal year ending during the Employment Period, an annual bonus (the “Annual Bonus”) in cash at least equal to the greater of the highest bonus, if any, paid to the Executive under the Company’s Management Incentive Plan for Division Presidents or the Company’s Incentive Compensation Plan for Elected Corporate Officers, or any comparable bonus under any predecessor or successor plan, on: any one of the last five annual bonus payment dates immediately preceding the Effective Date; or any one annual bonus payment date coinciding with or following the date on which the Executive attains age 50 and preceding the

Effective Date (the “Recent Annual Bonus”).
          IN WITNESS WHEREOF, this Amendment is duly executed this                      day of                                          2005.

SENSIENT TECHNOLOGIES CORPORATION

ATTEST:	By:

Executive